UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2015

CERULEAN PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36395	20-4139823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Gatehouse Drive Waltham, MA		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 996-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  Appointment of Principal Accounting Officer

On June 26, 2015, Cerulean Pharma Inc. (the “Company”) appointed James E. O’Neill, then age 51 and now age 52, as its Assistant Treasurer and Principal Accounting Officer. Mr. O’Neill also serves as the Company’s Controller, a position he has held since joining the Company in September 2014.  Prior to joining the Company, Mr. O’Neill worked for Bruker Corporation, a scientific instruments and analytical and diagnostic solutions company, from 2005 to April 2012, serving as U.S. Controller of its subsidiaries Bruker BioSpin Corp., Bruker Daltonics, Inc., and Bruker Optics, Inc. from 2010 to April 2012 and U.S. Controller of its subsidiary Bruker Daltonics, Inc. from 2005 to 2010.  From 2002 to 2005, Mr. O’Neill worked at Anika Therapeutics, Inc., an orthopedic medicines company, serving as Corporate Controller.  Mr. O’Neill holds a B.S. in Business Administration from North Adams State College and is a Certified Management Accountant.

(e)  Extension of Consulting Agreement Term

On May 27, 2016, the Company and Danforth Advisors, LLC (“Danforth”) entered into an amendment to the Consulting Agreement, dated as of May 27, 2015, by and between the Company and Danforth (the “Consulting Agreement”) pursuant to which Danforth serves as an independent consultant to the Company, providing certain strategic and financial advice and support services, including the services provided by Gregg Beloff as the Company’s Interim Chief Financial Officer and principal financial officer.  The amendment extended the term of the Consulting Agreement by one year, through May 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERULEAN PHARMA INC.

Date: May 27, 2016	By:	/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre President and Chief Executive Officer